UNITED STATES DISTRICT COURT
                       FOR THE DISTRICT OF COLUMBIA



UNITED STATES OF AMERICA,     )
                              )
               Plaintiff,     )
                              )
     v.                       )    Civil Action No.
                              )    94-CV01555     HH6
AT&T CORP. and McCAW CELLULAR )
COMMUNICATIONS, INC.          )
                              )
               Defendants.    )


                                 COMPLAINT

     The United States of America, acting under the direction of the Attorney General of the United States, brings this civil action to obtain equitable relief against the Defendants named herein and complains and alleges as follows:

     1. AT&T Corp. ("AT&T") and McCaw Cellular Communications, Inc. ("McCaw") have agreed to merge. AT&T is the dominant supplier of interexchange services to both landline and cellular customers in the United States. AT&T is also the largest supplier of cellular infrastructure equipment in the United States. McCaw is the largest provider of cellular services in the United States. McCaw is a major supplier of interexchange services to cellular customers in many markets in the United States. The proposed merger is likely to reduce competition in the United States in the markets for cellular service, cellular infrastructure equipment and interexchange services to cellular customers. The proposed merger would (a) increase AT&T's incentives and abilities to disadvantage its locked in equipment customers that currently compete against McCaw in the provision of cellular services, (b) provide AT&T with access to competitively sensitive information that McCaw obtains from its cellular infrastructure equipment supplier that currently competes with AT&T and (c) reduce competition in the provision of interexchange services to cellular customers. The result is likely to be higher prices and lower quality services for consumers.

                                    I.

                          JURISDICTION AND VENUE

     2. This complaint is filed under Section 15 of the Clayton Act, as amended, 15 U.S.C. Section 25, to prevent and restrain the violation by the Defendants, as hereinafter alleged, of
Section 7 of the Clayton Act, as amended, 15 U.S.C. Section 18. This Court has jurisdiction of the subject matter of this action and of each of the parties pursuant to Section 12 of the Clayton Act, 15 U.S.C. Section 22, and 28 U.S.C. Sections 1331 and 1337.

     3. Defendant AT&T transacts business and is found in the District of Columbia within the meaning of Section 12 of the Clayton Act, 15 U.S.C. Section 22.

     4. Defendant McCaw transacts business and is found in the District of Columbia within the meaning of Section 12 of the Clayton Act, 15 U.S.C. Section 22.

     5. Venue is properly based in the District of Columbia under 15 U.S.C. Section 22 and 28 U.S.C. Section 1391(b) and (c).

                                    II.

                                DEFENDANTS

     6. AT&T is a corporation organized and existing under the laws of the State of New York, with its principal office in New
York, New York.

     7. McCaw is a corporation organized and existing under the laws of the State of Delaware, with its principal office in Kirkland, Washington.

     8. The activities of the Defendants are within the flow of, and substantially affect, interstate commerce.

                                   III.

                            TRADE AND COMMERCE

                             Cellular Service

     9. "Cellular service" means the Domestic Public Cellular Radio Telecommunications Services provided pursuant to Part 22, Subpart K of the Rules of the Federal Communications Commission ("FCC"), 47 C.F.R. Sections 22.9000 - 22.945, whether provided solely or principally on those frequencies designated in 47 C.F.R. Section 22.902. Cellular service is fully interconnected with the landline telephone networks, and subscribers can both originate calls to and receive calls from landline subscribers, including long distance calls, as well as to and from other cellular subscribers. Cellular systems offer many of the services provided by landline systems, such as call waiting, call forwarding, and voice mail.

     10. Cellular carriers operate on either of two bands of radio frequencies referred to as the "A-side" and the "B-side." The FCC awarded A-side and B-side licenses separately in 306 metropolitan areas referred to as MSAs and 428 rural areas called RSAs. Initially, the FCC awarded the B-side license to the local telephone company or an affiliate thereof and the A-side license to firms other than the local telephone company. Cellular licenses are transferable and since the initial awards there has been considerable consolidation of ownership. Local telephone companies or related entities have acquired numerous A-side licenses outside of the areas in which they provide local exchange service. With extremely limited exceptions, there are no other providers of cellular services or comparable mobile telephone services.

     11. Cellular service is a relevant product market. The relevant geographic markets are those service areas in which the FCC has licensed two facilities-based cellular carriers to provide cellular service. At the current time, the holders of these cellular licenses, including McCaw, exercise market power in the provision of cellular service. These duopolies are characterized by rapidly growing demand and minimal price competition resulting in high margins to cellular carriers. While the Commission's rules permit other parties to purchase cellular service wholesale and to resell the services of the two licensed carriers in each service area, resellers have not had substantial ability to influence wholesale pricing and accordingly have not substantially stimulated price competition for cellular services.

     12. McCaw is the largest provider of cellular service in the United States, with ownership interests in cellular systems serving approximately 22 percent of all of the cellular subscribers in the United States. These systems include the following cities, among others: New York, Los Angeles, Miami, Dallas, Houston, San Francisco, Philadelphia, Pittsburgh, Seattle, Portland, St. Louis and Kansas City. McCaw owns and operates a number of these systems in partnership with companies that also operate B-side systems in other service areas. These companies include AirTouch Communications, Inc. (previously PacTel Mobile Services) and BellSouth Corporation. McCaw operates a number of its cellular systems under the name "Cellular One," a tradename owned by a joint venture among a number of A-side licensees, including McCaw and Southwestern Bell Corp.

     13. A cellular system consists primarily of one or more mobile telephone switching offices ("MTSOs" or "switches") connected to numerous cell sites. A cell site is a radio facility that receives and transmits cellular calls. The principal components of a cell site are radio units, radio frames and software (referred to collectively as "radio base stations"). A switch is a large central facility connected to cell sites, other MTSOs, and local and long-distance telephone networks via wire or microwave links. The MTSO controls the "handoff' of calls between the cells and transfers calls between the cellular systems and the wireline networks of local exchange carriers and interexchange carriers. A cellular system in a large metropolitan area such as New York or Baltimore/Wasbington, D.C. might typically include two to four switches and more than one hundred base stations.

     14. Cellular carriers provide cellular service by dividing their licensed service areas into "cells," which permits cellular carriers to reuse radio channel frequencies within the same system. The principal method of expanding the capacity of a cellular system is to increase the number of cells. The creation of these new cells requires the purchase and deployment of an additional radio base station for each new cell. At some point in expanding the capacity of a system it also becomes necessary to add additional switches.

     15. In North America, cellular switches made by one manufacturer are not compatible with radio base stations made by another. Accordingly, a cellular carrier seeking to expand the capacity of a particular system must obtain additional switches and radio base stations from its incumbent cellular infrastructure equipment supplier.

     16. Cellular carriers are critically dependent on their equipment vendors for ongoing engineering support and maintenance, as well as for efficiency and service-enhancing features. Enhancements that add customer features or improve a system's capacity or efficiency are added to systems primarily through software upgrades. Because the interfaces between the cellular infrastructure hardware and software are also proprietary, the equipment vendor is the only one who can provide these enhancements.

     17. Thus, once a cellular carrier has made the decision to deploy a particular vendor's cellular infrastructure equipment in a particular system, that carrier becomes locked in to that vendor and must either continue to purchase equipment and software from that same vendor or incur the substantial difficulties and costs of replacing the deployed switches and radio base stations of the incumbent vendor. As cellular systems grow, so also does the cost of switching vendors.

     18. Equipment providers also necessarily have access to proprietary and competitively sensitive information of their cellular carrier customers. Some of this information is acquired in the provision of installation, maintenance and other services provided by the manufacturers to the cellular carriers. For example, through its access to a cellular carrier's switch, a manufacturer has access to day-to-day operating information about the switch, including usage patterns. Manufacturers must also receive advance notice of planned system expansions so that they may allocate equipment and other resources to that customer. Manufacturers also work closely with their customers in the development of new services and features -- sometimes on a proprietary basis. This development work necessarily provides the manufacturer with insights into, and advance notice of; its cellular carrier customer's marketing and sales plans.

     19. Cellular infrastructure equipment is a relevant product market. AT&T is currently the industry leader in installed base of cellular infrastructure equipment in the United States. AT&T, along with the next two largest suppliers -- Motorola and L. M. Ericsson -- account for the vast preponderance of the installed base of cellular infrastructure equipment in the United States. North America is the appropriate relevant geographic market.

     20. In the majority of the cities in which McCaw has an interest in the A-side cellular system, the B-side competitor has deployed and is operating its system on AT&T cellular infrastructure equipment. Major markets in which McCaw competes with AT&T customers include New York, Dallas, San Francisco, Miami, Philadelphia, St. Louis, Tampa, Orlando, Salt Lake City, Kansas City and Pittsburgh. McCaw uses Ericsson equipment in the majority of its systems.

     21. AT&T currently has the ability to raise the costs, inhibit the ability to increase system capacity and capabilities and degrade the quality of service of its locked-in-B-side equipment customers. AT&T could achieve this by increasing the prices of its equipment and software or by withholding or delaying the development or delivery of necessary equipment, software, services or other upgrades.

     22. The proposed merger may harm competition in the cellular services markets. First, AT&T has no strong incentive currently to advantage one cellular carrier customer vis-a-vis another. As a result of this merger, however, AT&T would gain the incentive to advantage McCaw over its AT&T-equipped cellular service competitors by exploiting AT&T's control over the costs, capabilities and capacity of those locked-in equipment customers. Second, as a further result of the merger, McCaw will have access to competitively sensitive or proprietary information of McCaw's competitors that AT&T acquires through its role as cellular infrastructure equipment supplier to McCaw's competitors.

     23. The proposed merger may also harm competition in the cellular infrastructure equipment market, by giving AT&T access to competitively sensitive or proprietary information of Ericsson that McCaw acquires through its position as a customer for and user of Ericsson cellular infrastructure equipment.

                          Interexchange Services

     24. Interexchange services are telecommunications services that connect calls between different local exchange areas or local cellular service areas. AT&T is the dominant interexchange carrier for both wired and cellular telephone service, with MCI and Sprint and a number of smaller firms having much smaller shares.

     25. The provision of interexchange services to cellular subscribers is a relevant product market. Customers use cellular phones to meet their needs away from landline telephones' access to interexchange service over landline telephones is inconsistent with the needs motivating cellular phone usage and thus is not a substitute. Cellular subscribers may only use interexchange service providers that have exchange access to that cellular system.

     26. Due to the lack of effective competition in the cellular services markets, McCaw has been able to deny its cellular customers the ability to select their interexchange service provider. In those markets in which McCaw is not partnered with a Bell company subject to equal access requirements, McCaw uses its own facilities and facilities leased from AT&T to resell AT&T interexchange service (under a McCaw brand) to its cellular customers, and does not permit its customers to access directly other carriers for interexchange service. On the B-side systems operated by Bell companies subject to equal access requirements, interexchange service is provided by the interexchange carrier of the customer's choice.

     27. Thus, in those markets where McCaw is able to bundle local cellular and interexchange services, customers may choose between McCaw's A-side bundle of local and interexchange services or the B-side carrier's local cellular service and where the B-side carrier is a Bell company, the ability to directly access the interexchange service offered by the customer's interexchange carrier of choice. The relevant geographic markets are cellular service areas in which McCaw offers bundled cellular and interexchange services, including New York, Miami, Tampa, Minneapolis, Seattle, Pittsburgh, New Orleans, Portland and Sacramento.

     28. The markets in which AT&T and McCaw compete in the provision of interexchange services to cellular subscribers are highly concentrated. On the B-side, AT&T is the dominant interexchange carrier with more than 70% of subscribers, with MCI and Sprint sharing nearly all of the remainder. On the A-side, McCaw generally is the exclusive provider of interexchange service to customers of its systems that do not provide equal access.

     29. The merger may substantially lessen competition in the markets for the provision of interexchange services to cellular subscribers by eliminating competition between the two largest providers of interexchange service in these highly concentrated markets, and by combining AT&T, the leading provider of interexchange services in these markets, with McCaw, which has market power over the provision of interexchange services to cellular service subscribers by virtue of the fact that it is not required to provide equal access to interexchange competitors.

                                    IV.

                             VIOLATION ALLEGED

     30. The United States repeats and realleges the allegations contained in Paragraphs 1 through 29 of this Complaint.

     31. Pursuant to a merger agreement dated August 16, 1993, AT&T and McCaw intend to consolidate or merge their businesses.

     32. The effect of the combination of AT&T and McCaw may be to substantially lessen competition in interstate trade and commerce in Violation of Section 7 of the Clayton Act, 15 U.S.C.
Section 18, in the following ways, among others:

          a. Decreasing competition in the provision of cellular services because the combined AT&T-McCaw will have the increased incentive and ability to raise the costs of cellular carriers that compete with McCaw or threaten to do so and thereby to discourage competition by their duopoly rivals.

          b. Decreasing competition in the market for cellular infrastructure equipment by providing AT&T with access to proprietary and commercially sensitive information of Ericsson that McCaw acquires as a customer and user of Ericsson cellular infrastructure equipment.

          c. Decreasing competition in the provision of interexchange services to cellular subscribers in the relevant geographic markets because the merger will combine the two dominant competitors in those markets in which AT&T and McCaw compete.

                                    V.

                            REQUEST FOR RELIEF

     WHEREFORE, plaintiff prays:

     1. That AT&T's proposed consolidation and merger with McCaw be adjudged a violation of Section 7 of the Clayton Act.

     2. That a permanent injunction be issued preventing and restraining the Defendants and all persons acting on their behalf from consummating the merger agreement alleged in Paragraph 31.

     3. That the Court impose such additional equitable relief it deems necessary and proper.

Dated:  July 15, 1994


ANNE K. BINGAMAN                RICHARD L. LIEBESKIND
- ------------------------        -------------------------
Anne K. Bingaman                Richard L. Liebeskind
Assistant Attorney General      Assistant Chief, Communications
                                  & Finance Section

STEVEN C. SUNSHINE              LUIN P. FITCH
- ------------------------        -------------------------
Steven C. Sunshine              Luin P. Fitch
Deputy Assistant Attorney
  General                       JONATHAN D. LEE
                                -------------------------
                                Jonathan D. Lee

CONSTANCE K. ROBINSON           BRENT E. MARSHALL
- ------------------------        -------------------------
Constance K. Robinson           Brent E. Marshall

                                DEBORAH R. MAISEL
                                -------------------------
                                Deborah R. Maisel

RICHARD L. ROSEN                PATRICK J. PASCARELLA
- ------------------------        -------------------------
Richard L. Rosen                Patrick J. Pascarella

                                DON A. RESNIKOFF
                                -------------------------
                                Don A. Resnikoff

                                N. SCOTT SACKS
                                -------------------------
                                N. Scott Sacks

                                KATHLEEN M. SOLTERO
                                -------------------------
                                Kathleen M. Soltero

                                ROBERT ZASTROW
                                -------------------------
                                Robert Zastrow
                                Attorneys
                                Communications & Finance Section
                                Antitrust Division
                                U.S. Department of Justice
                                555 Fourth Street, N.W.
                                Washington, D.C.  20001
                                (202) 514-5813

                       UNITED STATES DISTRICT COURT
                       FOR THE DISTRICT OF COLUMBIA



UNITED STATES OF AMERICA,     )
                              )
                              )
Plaintiff,                    )
                              )
                              )
          v.                  )    Civil Action No.
                              )    94-CV01555     HH6
                              )
AT&T CORP. and McCAW CELLULAR )
COMMUNICATIONS, INC.          )
                              )
          Defendants.         )



                                STIPULATION

     It is stipulated by and between the undersigned parties, by their respective attorneys, that:

     1. The parties consent that a Final Judgment in the form hereto attached may be filed and entered by the Court, upon the motion of any party or upon the Court's own motion, at any time after compliance with the requirements of the Antitrust Procedures and Penalties Act, 15 U.S.C. Section 16, and without further notice to any party or other proceedings, provided that plaintiff has not withdrawn its consent.

     2. The parties shall abide by and comply with the provisions of the proposed Final Judgment pending entry of the Final Judgment, unless AT&T or McCaw certify to the Department that this transaction has been abandoned, and withdraw its applicable filing made under the Hart-Scott-Rodino Antitrust Improvements Act, 15 U.S.C. Section 18a, in which case the proposed Final Judgment or Final Judgment will be withdrawn or vacated and the action dismissed.

     3. Plaintiff may withdraw its consent to this proposed Final Judgment at any time before the entry of the proposed Final Judgment by serving notice thereof on defendants and by filing that notice with the Court. In the event plaintiff withdraws its consent or if the proposed Final Judgment is not entered pursuant to this Stipulation, this Stipulation will be of no effect whatever, and the making of this Stipulation shall be without prejudice to any party in this or any other proceeding.

     4. In the event of a final and unappealable order determining that entry of this Final Judgment would be contrary to the public interest, or otherwise constituting a decision on the merits that the proposed Final Judgment should not be entered, and absent other agreement between these parties, the parties will continue to abide by and comply with Section III of this Final Judgment until this action is finally adjudicated or dismissed.

     5. The stipulation by the United States to entry of this Final Judgment is not intended to, does not, and shall not be deemed to constitute a statement of position by the United States as to the appropriate scope of local cellular service areas. Notwithstanding any provision of the Final Judgment, the United States may at any appropriate time seek orders from the Court eliminating one or more of the exceptions to the general definition of Local Cellular Service Areas contained in Section II.Q of the Final Judgment.

     6. AT&T and McCaw hereby stipulate that it will not move to modify the Final Judgment, if entered in the form attached hereto, for eighteen months following commencement of this action, except with the consent of the United States.

     7. AT&T hereby irrevocably waives any right it may have to appeal or otherwise challenge in any court any determination by the United States or any independent fact-finder pursuant to
Section V.E of the Final Judgment, if entered in the form attached hereto.


Dated:    July 15, 1994


                                RICHARD L. ROSEN
                                --------------------------
Anne K. Bingaman                Richard L. Rosen
Assistant Attorney General      Chief

Steven C. Sunshine              Richard Liebeskind
Deputy Assistant Attorney       Assistant Chief
General

Antitrust Division              Luin P. Fitch, Jr.
U.S. Department of Justice      Jonathan E. Lee
Washington, D.C. 20530          Deborah R. Maisel
                                Brent E. Marshall
                                Patrick J. Pascarella
                                Don Allen Resnikoff
                                N.Scott Sacks
                                Kathleen M. Soltero
                                Robert J. Zastrow
                                Attorneys


                                Communications and Finance
                                  Section
                                Antitrust Division
                                555 Fourth Street, N.W.
                                Washington, D.C. 20001
                                (202) 514-5621

                                Attorneys for the United States


                                MARK C. ROSENBLUM
                                ---------------------------
                                John D. Zeglis
                                Mark C. Rosenblum
                                AT&T Corp.
                                295 North Maple Avenue
                                Basking Ridge, New Jersey 07920
                                (908) 221-3539

                                Attorneys for AT&T Corp.



                                DOUGLAS I. BRANDON
                                ---------------------------
                                Douglas I. Brandon
                                McCaw Cellular Communications,
                                 Inc.
                                1150 Connecticut Avenue, N.W.
                                Washington, D.C. 20036
                                (202) 223-9222

                                Attorneys for McCaw Cellular
                                  Communications, Inc.

                    IN THE UNITED STATES DISTRICT COURT
                       FOR THE DISTRICT OF COLUMBIA


UNITED STATES OF AMERICA,     )
                              )
          Plaintiff,          )
                              )
     v.                       )    Civil Action No.
                              )    94-___________
AT&T CORP. and McCAW CELLULAR )
COMMUNICATIONS, INC.,         )
                              )
          Defendants.         )


                              FINAL JUDGMENT

     Plaintiff, the United States of America, having filed its complaint herein on July 15, 1994; the parties, by their respective attorneys, having consented to the entry of this Final
Judgment; and without this Final Judgment constituting any evidence or admission by any party with respect to any issue of fact or law herein;

     Now, therefore, before the taking of any testimony, without trial or adjudication of any issue of fact or law, and upon the consent of the parties, it is hereby

     ORDERED, ADJUDGED, and DECREED as follows:

                                    I.

                               JURISDICTION

     This Court has jurisdiction over the parties and the subject matter of this action. The Complaint states a claim upon which relief may be granted against the defendants under Section 7 of the Clayton Act, as amended (15 U.S.C. Section 18).

                                    II.

                                DEFINITIONS

     As used in this Final Judgment:

     A. "Affiliate" means a corporation or partnership in which AT&T or McCaw, as the case may be, has a direct or indirect voting interest of greater than fifty percent, or the right, power or ability to control.

     B. "AT&T" means AT&T Corp. and its Affiliates other than McCaw.

     C. "AT&T Equipped Cellular System" means a Cellular System in which the Cellular Carrier has obtained Cellular
Infrastructure Equipment from AT&T.

     D. "AT&T Network Wireless Infrastructure Unit" means the division, subsidiary or other business organization of AT&T's telecommunications equipment manufacturing subsidiary ("AT&T Network Systems") that manufactures Cellular and Wireless Infrastructure Equipment.

     E. "Cellular Carrier" means an entity that is a carrier within the meaning of the Communications Act of 1934 and that provides Cellular Services.

     F. "Cellular Digital Packet Data Services" means a service that is offered in accord with Internet TCP/IP Protocol Suite and OSI Suite as defined by Internet RFC 791 or any functionally equivalent service in which multiprotocol network services providing wireless packet data to wireless communications users are offered by delivering data to a centralized switching or routing point from which the data is transferred or routed to a destination in the Local Cellular Service Area (which may be an Internet node) designated by the customer or to an Interexchange Carrier chosen by the customer on an unbundled and nondiscriminatory basis at a point within the Local Cellular Service Area in which the centralized switching or routing point is located.

     G. "Cellular Infrastructure Equipment" means cell sites, mobile switching equipment, and other telecommunications products (hardware and software) which are purchased by Cellular Carriers for the provision of Cellular Services. It does not include transmission media or other Telecommunications Equipment not specifically developed for use in a Cellular System (e.g., cable or fiber) unless such equipment is not compatible with other manufacturers' Cellular Infrastructure Equipment. It does include the equipment used to terminate transmission media (e.g., D4 channel banks) and the radio equipment used to transmit telecommunications within a Cellular System.

     H. "Cellular Services" mean the Domestic Public Cellular Radio Telecommunications Services provided pursuant to Part 22, subpart K of the Rules of the Commission (47 C.F.R. Sections
22.900 - 22.945), whether provided solely or principally on those frequencies designated in 47 C.F.R. Section 22.902.

     I. "Cellular System" means the integrated mobile switching, cell sites, and other facilities which are operated or controlled by a Cellular Carrier and used to provide Cellular
Services in an area.

     J.   "Commission" means the Federal Communications
Commission.

     K. "Control" means the power to direct or to cause the direction of the management and policies of a corporation or a partnership, whether through ownership of voting securities, by contract, or otherwise.

     L. "Development Team" means a discrete and identified group of employees responsible for the development of Telecommunications Equipment, i.e., the design and development of technology platforms, products (including associated documentation and training), and associated engineering and testing. The specific responsibilities of Development Teams may be modified in compliance plans filed pursuant to Section VII.A of this Final Judgment.

     M. "Exchange Access" means services, functions, and activities that a cellular carrier performs, or may hereafter choose to perform, in connection with the origination, routing, or termination of interexchange calls.

     N. "Interexchange Carrier" means a firm that is a carrier within the meaning of the Communications Act and that provides
Interexchange Services.

     O. "Interexchange Services" means telecommunications service for hire between one of the Local Cellular Service Areas specified in paragraph II(Q) and a point in some other area.

     P. "Interexchange Traffic Routing" means sorting interexchange calls by destination and routing calls over different trunk groups or other facilities depending on the call's destination.

     Q. "Local Cellular Service" means the provision of Cellular Service between points within areas ("Local Cellular Service Areas") in which the Bell Operating Companies or their affiliates are authorized today, or hereafter become authorized, to provide cellular exchange services without any equal access obligation under the provisions of the MFJ, any orders entered under it, or any legislation that supersedes or modifies it, including generic orders that for the purposes of this Final Judgment shall be construed to apply to McCaw Cellular Systems as if such Cellular Systems were Bell Operating Companies' Cellular Systems, except that, for purposes of this order, and subject to further order of this Court: (i) the Spokane (Washington) LATA 676 shall include all of Yakima MSA 191; (ii) the Seattle (Washington) LATA 674 shall include Tacoma MSA 82; (iii) the Portland (Oregon) LATA 672 shall include Eugene MSA 135, Medford MSA 229 and Salem MSA 148; (iv) the Minneapolis (Minnesota) LATA 628 shall include Minneapolis MSA 15, Rochester MSA 288, and St. Cloud MSA 198; (v) the Los Angeles (California) LATA 730 shall include Ventura MSA 73; (vi) the San Luis Obispo (California) LATA 740 shall include Santa Barbara MSA 124; (vii) the Stockton (California) LATA 738 shall include Stockton MSA 107; (viii) the Sacramento (California) LATA 726 shall include Sacramento MSA 35, Redding MSA 254, Yuba City MSA 274, Reno MSA 171, and Chico MSA 215; (ix) the Fresno (California) LATA 728 shall include Visalia MSA 150; (x) the Austin (Texas) LATA 558 shall include Austin MSA 75 and Bryan-College Station MSA 287; (xi) the Waco (Texas) LATA 556 shall include Killeen-Temple MSA 160; (xii) the Shreveport (Louisiana) LATA 486 shall include Texarkana MSA 240, and Longview MSA 206; (xiii) the Lafayette (Louisiana) LATA 488 shall include Lafayette MSA 174; (xiv) the Dallas (Texas) LATA 552 shall include Sherman-Dennison MSA 292; (xv) the Little Rock (Arkansas) LATA 528 shall include Pine Bluff MSA 291; (xvi) the Tulsa (Oklahoma) LATA 538 shall include Tulsa MSA 57, Fayetteville MSA 182, Fort Smith MSA 165, Springfield MSA 163, and Joplin MSA 239; (xvii) the Jacksonville (Florida) LATA 452 shall include Jacksonville MSA 51, Ocala MSA 245, and Tallahassee MSA 168; (xviii) the Gulf Coast (Florida) LATA 952 shall include Tampa MSA 22, Sarasota MSA 167, and Lakeland MSA 114; and (xix) the Pittsburgh (Pennsylvania) LATA 234 shall include Parkersburg MSA 200, Erie MSA 130, Wheeling MSA 178, Johnstown MSA 143, and Steubenville MSA 199.

     R. "Marketing Account Team" means a discrete and identified group of employees of AT&T, within AT&T's subsidiary, division or other business unit responsible for the manufacture and sale of Telecommunications Equipment, who are engaged in selling, and providing related services in connection with selling, Cellular Infrastructure Equipment and other Telecommunications Equipment to one or more specified customers. The duties of the Marketing Account Team shall include sales and account management functions, including customer relationship management, offer and sale of products and services, pricing of products and services to customers, preparation and presentation of bids and proposals, account-level planning and forecasting, basic technical and engineering advice and support, and contract management; sales operations functions, including order processing and management and customer billing; and project management functions, including ensuring that customer satisfaction goals for specific products are met and that terms and conditions of sale are satisfied. The specific responsibilities of Marketing Account Teams may be modified in compliance plans filed pursuant to Section VII.A of this Final Judgment.

     S. "McCaw" means McCaw Cellular Communications, Inc., and its Affiliates, including any McCaw Cellular System.

     T. "McCaw Cellular System" means a Cellular System in which McCaw controls, directly or through its affiliates, a direct or indirect voting interest of more than fifty percent (50%), or the right, power or ability to control, including any Cellular Systems in which AT&T or McCaw acquires such interests after the commencement of this action.

     U. "McCaw Minority Owned Cellular System" means a Cellular System in which McCaw controls, directly or indirectly, a direct or indirect voting interest of fifty percent or less, and does not have the right, power or ability to control, including any Cellular Systems in which AT&T or McCaw acquires such interests after the entry of this Final Judgment.

     V. "MFJ" means the Modification of Final Judgment entered in United States v. Western Electric Corp., No. 82-0192, on
August 24, 1982, 552 F. Supp. 131 (D.D.C. 1982); as subsequently modified.

     W. "MTSO" means Mobile Telephone Switching Office and the equipment used therein.

     X.   1.   "Nonpublic Information" means information not in
the public domain that is furnished (a) by a Wireless Carrier to AT&T in AT&T's capacity as a supplier of Wireless Infrastructure Equipment or (b) by a Wireless Infrastructure Equipment supplier to McCaw or to McCaw Cellular Systems.

          2. To be Nonpublic Information, information must be one of the following:

               (a) information containing costs, profits, or profit margins; plans for development of new products, services, or technologies; customer names; pricing policies, prices, price schedules, or terms; number of subscribers, sales, churn rates, or other output measures; capacity measures; features and capabilities; technology plans or status of implementation; marketing plans; costs of or prices paid for infrastructure equipment and other inputs, including price credits, or adjustments for a cellular carrier's used equipment; plans for expansion; amounts of capital investment; or quantities and types of equipment used by a wireless carrier or sold by a wireless infrastructure equipment supplier;

               (b)  other written information designated in
          writing by the Wireless Carrier or Wireless
          Infrastructure Equipment supplier as proprietary information by an appropriate legend, marking, stamp, or positive written identification on the face thereof, or

               (c) other oral, visual, or other information that is identified as proprietary information in writing by the Wireless Carrier or Wireless Infrastructure Equipment supplier prior to or contemporaneously with its disclosure to AT&T, or in the case of oral, visual, or other information provided prior to the entry of this Final Judgment, information that is so identified within 180 days of the entry of this Final Judgment.

          3.   "Nonpublic Information" shall not include

               (a) information already known to AT&T by means of its independent research, development, and analysis activities,

               (b) information that subsequently enters the public domain through no violation by AT&T or McCaw of this Final Judgment or of any other duty imposed upon them by law or contract,

               (c) information that subsequently is disclosed in writing to AT&T by a third party not in breach of a confidentiality agreement with the Wireless Carrier to whose business the information pertains, or

               (d) except in the case of information specified in subsection (2)(a) of this Section II.X, (i) information that the party furnishing the information agrees, in writing, may be disclosed, or (ii) information that was first disclosed to AT&T or McCaw over six (6) years previously, or such other period as agreed to in writing by AT&T and the Wireless Carrier or Wireless Infrastructure Equipment Supplier that made the disclosure.

     Y. "Proprietary Development" means development by AT&T of products, features or functions for Cellular Infrastructure Equipment that is not intended to be made available to more than one Cellular Infrastructure Equipment customer not affiliated with each other through substantial common ownership.

     Z. "Technical information" means intellectual property of all types, including, without limitation, patents, copyrights, know-how and trade secrets, including planning documents, designs, specifications, standards, practices and procedures, and training materials.

     AA. "Telecommunications Equipment" means products (hardware or software) other than customer premises equipment purchased by a carrier to provide telecommunications services.

     AB. "Unaffiliated Cellular Infrastructure Equipment Customer" means a Cellular Carrier that is not an Affiliate of AT&T or McCaw nor a McCaw Minority Owned Cellular System but that has purchased or, as of the date of entry of this Final Judgment, has contracted to purchase, AT&T Cellular Infrastructure Equipment for use in providing Cellular Service in a Cellular Service Area.

     AC.  "Unaffiliated Wireless Infrastructure Equipment
Customer" means a Wireless Carrier that is not an Affiliate of AT&T or McCaw nor a McCaw Minority Owned Cellular System but that purchases or contracts to purchase AT&T Wireless Infrastructure
Equipment for use in providing Wireless Service.

     AD. "United States" means plaintiff the United States of America. Unless otherwise delegated by the Attorney General, the authority under this Final Judgment to act on behalf of the United States is delegated to the Assistant Attorney General in charge of the Antitrust Division or to such personnel of the Antitrust Division as the Assistant Attorney General may designate.

     AE. "Wireless Infrastructure Equipment" means the cell sites, mobile switching equipment and other Telecommunications Equipment which is purchased by Wireless Carriers for the provision of Wireless Services. It does not include transmission media or other equipment not specifically developed for use in a Wireless System (e.g., cable or fiber) unless such equipment is not compatible with other manufacturers' Wireless Infrastructure Equipment. It does include both the equipment used to terminate those media (e.g., D4 channel banks) and the radio equipment used to transmit telecommunications within a Wireless System.

     AF. "Wireless Services," "Wireless Systems" and "Wireless Carriers," respectively, mean those telecommunications services, systems, or carriers that use radio transmission between the customer and the network, and includes cellular, land mobile radio, commercial mobile radio (as defined in 47 U.S.C. Section 332(d)(1), as amended), specialized mobile radio ("SMR"), personal communications services ("PCS"), and any other mobile radio services, systems, or carriers that has been or might be authorized by the Commission or offered using radio transmission between the customer and the network.

                                   III.

                       SEPARATION OF McCAW AND AT&T

     McCaw and McCaw affiliates that are involved in the operation of Wireless Systems and the provision of Local Wireless Services shall be maintained as corporations or partnerships engaged in such business activities separate from AT&T so long as any provision of this Final Judgment remains in effect. Separation for purposes of this Final Judgment requires the following:

     A. McCaw and McCaw affiliates shall be maintained as corporations or partnerships with separate officers and personnel, and separate books, financial, and operating records.

     B.   McCaw and McCaw affiliates shall retain all Wireless
Service licenses and title and control of the Wireless
Infrastructure Equipment used by its Wireless Systems to provide
Wireless Services.

     C. McCaw and McCaw affiliates shall retain responsibility for the operation of their Wireless Systems and the marketing of their wireless services, and may not by contract or otherwise delegate substantial responsibility for the performance of such business activities to AT&T, provided that AT&T may act as McCaw's agent to the extent authorized in Section IV(F) of this Final Judgment. Nothing in this Final Judgment shall prohibit AT&T from providing general corporate overhead and administrative services to McCaw and McCaw affiliates.

     D. AT&T may provide Interexchange Services, Wireless Infrastructure Equipment and related engineering services, and services related to the marketing of Wireless Services to McCaw and McCaw affiliates subject to the provisions of this Final Judgment, provided that such products and services may be provided only pursuant to filed tariffs or written contracts identifying the products and services to be provided, the principal terms and conditions of their provision, and the prices therefor.

     E. A McCaw Cellular System or McCaw Minority Owned Cellular System may use the name "AT&T" or any trademark or trade name of AT&T in its corporate or service names only after such date as it has completed conversion to equal access and balloted existing customers pursuant to Sections IV.B and IV.C of this Final Judgment. McCaw, AT&T and McCaw Minority Owned Systems may not use the name "AT&T" or any registered trademark or trade name of AT&T in the national marketing or advertising of any Cellular Service until 60% of the McCaw Cellular Systems (measured by subscribers, and without including McCaw Minority Owned Cellular Systems that provide equal access pursuant to the MFJ) have completed conversion to equal access.

                                    IV.

                               EQUAL ACCESS

     A. Prior to its conversion to equal access under Sections IV.B through IV.D, McCaw Cellular Systems may continue existing arrangements for provision of Interexchange Services. No McCaw Cellular System shall alter these arrangements in ways that discriminate in favor of AT&T in the provision of Exchange Access.

     B. Each McCaw Cellular System shall, on a phased-in basis and no later than 21 months following the commencement of this action, cease providing Interexchange Services and shall provide customers of each McCaw Cellular System equal access to any Interexchange Carrier that offers service to the system by

          1. providing each customer with Local Cellular Service under prices and terms that do not depend upon the customer obtaining Interexchange Service from AT&T or from any affiliate of McCaw. Except to the extent specifically authorized by Section IV.F.1 of this Final Judgment, McCaw, McCaw Cellular Systems, their employees, and their agents shall not recommend, sell, or otherwise market the Interexchange Services of any Interexchange Carriers, and shall administer Interexchange Carrier selection procedures on a carrier-neutral and nondiscriminatory basis;

          2. permitting each customer automatically to route, without the use of access codes, all of the customer's originating interexchange communications to the Interexchange Carrier of the customer's designation and to reach other Interexchange Carriers by dialing the appropriate carrier identification code, with each McCaw Cellular System prohibited from imposing any charges on its customers for originating Interexchange calls unless the charges are nondiscriminatory and imposed regardless of the identity of a customer's Interexchange Carrier; and

          3. providing for each of its existing customers to designate the Interexchange Carrier of the customer's choice within 60 days after the System's conversion to equal access, and thereafter requiring each new customer to designate the Interexchange Carrier of the customer's choice. After such date, the McCaw Cellular Systems shall block Interexchange Services to customers who both fail to designate an lnterexchange Carrier and place calls without using access codes, except that they may allocate existing customers who fail to make such a designation among Interexchange Carriers in proportion to the number of customers subscribing to each of these Interexchange Carriers.

     C. Each McCaw Cellular System shall provide complete lists of its Cellular Service customers' names and addresses to Interexchange Carriers unaffiliated with McCaw or AT&T for use solely in connection with marketing their Interexchange Services to customers of that McCaw Cellular System at least sixty days prior to the system's conversion to equal access and at quarterly intervals thereafter. If customers' names, addresses, telephone numbers or other information are provided to or used by AT&T for the purpose of marketing Interexchange Services, the lists shall be provided to other Interexchange Carriers at the same time and under the same terms. A McCaw Cellular System shall not provide AT&T with information about a cellular customer's Interexchange Carrier or the customer's Cellular or Interexchange Service usage unless (a) the customer is already a customer of AT&T's Interexchange Services, and (b) the McCaw Cellular System provides other Interexchange Carriers with the same information concerning their customers at the same time and under the same terms.

     D.   After its conversion to equal access, each McCaw
Cellular System shall

          1. provide to all Interexchange Carriers Exchange Access on an unbundled basis that is equal in type, quality, and price to that provided to AT&T. Each McCaw Cellular System shall allow access to MTSOs through switched connections by way of local exchange carrier access tandems, and shall provide to the lnterexchange Carrier dialed digits, automatic calling number identification and other information necessary to bill calls, answer supervision, carrier access codes, and testing and maintenance of whatever facilities of the cellular system are used by Interexchange Carriers, regardless of whether any of these services are provided to AT&T. A McCaw Cellular System shall be required to offer to each unaffiliated Interexchange Carrier to establish dedicated access connections to MTSOs, to perform billing services on reasonable terms, to provide interexchange traffic routing services, provide customer location information for use in routing calls, and to perform other activities or functions for Interexchange Carriers in connection with the origination, routing, or termination of interexchange calls in the same manner as and on the same terms and conditions, including price, that those services, activities, or functions are provided to AT&T. If a McCaw Cellular System provides information to AT&T to allow it to bill its Interexchange Service customers for Cellular Service, it shall at each unaffiliated Interexchange Carriers option provide sufficient information about the usage and charges for Cellular Service to other Interexchange Carriers to allow them to make commercially reasonable arrangements to bill their customers for Cellular Service.

          2.   be prohibited from discriminating in favor of AT&T
     (a) in providing in a timely manner technical or other information about the Cellular System or its customers, (b) in the interconnection or use of the McCaw Cellular System's service and facilities or in the charges for each element of service, or (c) in the provision of new Exchange Access services and the planning for and construction or modification of facilities used to provide Exchange Access.

          3. be prohibited from implementing any new Exchange Access service, or imposing any charge on Interexchange Carriers for Exchange Access, unless the service is available and the charge is applicable to all Interexchange Carriers and has been announced a minimum of 60 days before the service is provided or the charge imposed.

     E. A Cellular System that becomes a McCaw Cellular System following the entry of this Final Judgment shall comply with the provisions of this Section IV within one year of the date on which it becomes a McCaw Cellular System, or within 21 months of the commencement of this action, whichever is later.

     F.   1.   Notwithstanding the provisions of this Section IV,
and following the dates upon which AT&T, McCaw and McCaw Minority Owned Cellular Systems may use the name "AT&T," its trademarks and trade names pursuant to Section III of this Final Judgment, AT&T may act as McCaw's agent in marketing Local Cellular Services and may jointly market Local Cellular Services, Interexchange Services and other services, provided that

               a.   AT&T must advise actual or prospective
          subscribers that they have a right to presubscribe to competing Interexchange Carriers following each McCaw
          Cellular System's conversion to equal access;

               b. AT&T shall be required to state separately the prices, terms, and rate plans for Local Cellular
          Services and Interexchange Services;

               c.   AT&T shall not sell or contract to sell
          Interexchange Services at a price, term, or discount that depends upon whether the customer obtains Local
          Cellular Service from McCaw; and

               d. McCaw or a McCaw Cellular System shall not sell or contract to sell Local Cellular Service at a price, term or discount that depends on whether the customer obtains lnterexchange Service from AT&T.

               e. Notwithstanding the provisions of Section III.C and of this Section IV.F, AT&T may act as McCaw's agent in marketing Cellular Services before a McCaw Cellular System or McCaw Minority Owned Cellular System is converted to equal access under this Section IV, provided that AT&T markets the Cellular Service under a McCaw trademark or trade name, AT&T does not market the Cellular Service in connection with AT&T's Interexchange Service, and does not use any AT&T trademark or trade name in marketing McCaw Cellular Service. The procedures and arrangements for marketing Cellular Service under this Section IV.E.1.e shall be described in compliance plans filed pursuant to Section VII.A of this Final Judgment before being implemented, except that arrangements for marketing Cellular Service at AT&T Phone Centers that were in existence before the commencement of this action may be maintained pending the effective date of compliance plans.

          2. Nothing in this Final Judgment shall prohibit AT&T from, without separately stating charges for Interexchange Service and terminating Local Cellular Service, providing services in which the calling party pays for calls to a cellular telephone, provided that

               a. AT&T obtains any underlying Cellular Services from McCaw Cellular Systems or McCaw Minority Owned
          Cellular Systems at a generally available rate, no higher than the rate offered to resellers of the cellular service provided by that McCaw cellular system; and

               b. the McCaw Cellular Systems or McCaw Minority Owned Cellular Systems (or AT&T) contemporaneously discloses this rate to the other Interexchange Carriers serving that system and describes it in the Equal Access Plan filed for approval by the United States pursuant to section VIl.A of this Final Judgment.

     G. Where there is insufficient demand by Interexchange Carriers for access to McCaw Cellular Systems within the Local Cellular Calling Areas specified in Section II(Q), McCaw Cellular Systems shall be permitted, upon a showing to and certification by the United States, to offer new services in which access to Interexchange Carriers is provided at one or more centralized points. The showing required and the certification provided pursuant to this Section IV.G shall state specifically the services to be provided, the access arrangements therefor, and the centralized points at which access to Interexchange Carriers is to be provided.

     H. Nothing in this Final Judgment shall prohibit McCaw from offering Cellular Digital Packet Data Services.

     I. Notwithstanding the requirements of this Section IV, AT&T may provide Interexchange Service to customers of Unaffiliated Cellular Carriers or McCaw Minority Owned Cellular Systems who (1) roam into McCaw Cellular Systems, and (2) have not designated a presubscribed Interexchange Carrier or who have designated a presubscribed Interexchange Carrier that does not provide service to that McCaw Cellular System.

                                    V.

                               MANUFACTURING

     For so long as McCaw is affiliated with the AT&T Network
Wireless Infrastructure Unit; AT&T shall have the duties set forth in Sections V.A through V.D of this Final Judgment.

     A.   1.    a.  AT&T shall not allow Nonpublic Information of
          its Unaffiliated Wireless Infrastructure Equipment Customers to be disclosed for any reason to (i) McCaw or any of its directors, officers, or employees; (ii) any McCaw Minority Owned Wireless System (except in the case in which the Nonpublic Information relates specifically to such System); (iii) any person engaged in marketing any McCaw service or AT&T Telecommunications service; (iv) any person employed by a Marketing Account Team responsible for marketing to AT&T, McCaw or any McCaw Minority Owned Cellular System; or (v) any person performing Proprietary Development of Telecommunications Equipment for AT&T, McCaw or McCaw Minority Owned Cellular Systems.

               b.  AT&T shall not disclose any Nonpublic
          Information relating to the provision of any Wireless Service by McCaw or AT&T, obtained by AT&T by reason of its provision of Wireless Infrastructure Equipment to McCaw, to any Unaffiliated Wireless Infrastructure Equipment Customer.

               c. To the extent that the President or senior officers of AT&T Network Systems or members of AT&T's management executive committee are persons identified in items (ii) through (v) of Section V.A.1(a) of this Final Judgment, they shall be permitted to receive such Nonpublic Information in connection with their capacities as President or senior officers of AT&T Network Systems or members of AT&T's management executive committee, but such persons shall not disclose any such Nonpublic Information to other persons identified in (i) through (v) above.

          2. McCaw shall not allow Nonpublic Information of its Unaffiliated Wireless Infrastructure Equipment suppliers to be disclosed for any reason to any person involved in the design, development, fabrication, or marketing of AT&T's Telecommunications Equipment. McCaw shall not allow Nonpublic Information of any unaffiliated Interexchange Carrier to be disclosed for any reason to any person involved in the design, development, fabrication, or marketing of any AT&T Telecommunications service or product. Access to Nonpublic Information of any unaffiliated Interexchange Carrier shall be limited to authorized persons within McCaw and within AT&T's Network Wireless Infrastructure Unit having a legitimate need to know such Nonpublic Information in order to conduct their respective businesses.

          3. AT&T shall establish, maintain, and strictly enforce procedures designed to prevent the disclosures of Nonpublic Information prohibited by this Final Judgment.

          4. a. AT&T shall establish, maintain and strictly enforce separate Marketing Account Teams for (i) McCaw and other AT&T Affiliates providing Telecommunications services and (ii) Unaffiliated Wireless Infrastructure Equipment Customers. Members of Marketing Account Teams for Unaffiliated Wireless Infrastructure Equipment Customers shall not be assigned to any AT&T or McCaw business (i) providing Telecommunications Equipment to AT&T, McCaw or a McCaw Minority Owned Cellular System, or (ii) providing or planning for any AT&T or McCaw Wireless Service, except in compliance with the procedures to be adopted pursuant to Section V.A.4.c of this Final Judgment.

               b. If AT&T performs Proprietary Development for Unaffiliated Wireless Infrastructure Equipment Customers, members of the Development Teams who perform such Proprietary Development shall not perform Proprietary Development for McCaw or for any AT&T Telecommunications service except in compliance with the procedures to be adopted pursuant to Section V.A.3.c of this Final Judgment.

               c. AT&T shall establish, maintain and strictly enforce procedures designed to prevent the use or disclosure of Nonpublic Information of Unaffiliated Wireless Infrastructure Equipment Customers gained as a result of an employee's (i)(A) assignment to a Marketing Account Team responsible for Unaffiliated Cellular Infrastructure Equipment Customers, or (B) involvement in Proprietary Development for an Unaffiliated Cellular Infrastructure Equipment Customer, and (ii)(A) subsequent assignment to a Marketing Account Team responsible for marketing Cellular Infrastructure Equipment to AT&T, McCaw or McCaw Minority Owned Cellular Systems, (B) subsequent assignment to McCaw, McCaw Minority Owned Cellular Systems, or any business providing or planning for any AT&T or McCaw Telecommunications Service, or (C) subsequent involvement in Proprietary Development for McCaw or AT&T.

     B. AT&T shall have the following duties to its Unaffiliated Cellular Infrastructure Equipment Customers:

          1. AT&T shall provide the Cellular Carrier and System with

               a.   technical support and maintenance;

               b.   installation, engineering, repair, and
          maintenance services;

               c. additional switching and cell site equipment to be deployed in that system;

               d.   upgrades and other AT&T cellular
          infrastructure equipment developed for use with these systems; and

               e.   spare, repair, or replacement parts, in
          accordance with the same pricing and other business practices that prevailed prior to August 1, 1993. AT&T shall not discriminate in favor of McCaw Cellular Systems or McCaw Minority Owned Cellular Systems in the way in which such services or products are made available to Cellular Carriers or Systems, and the terms on which such services and products are provided shall not vary depending on whether the Cellular System that will use such service or product competes with McCaw or a McCaw Minority Owned Cellular System; and

          2. In the event AT&T has discontinued, or hereafter discontinues, the offering of any Cellular Infrastructure Equipment service, part, or product, AT&T shall seek to arrange an alternative source of service or supply for the Cellular Carrier and, if AT&T is unsuccessful, AT&T shall provide the Cellular Carrier with licenses to use (and rights to sublicense) whatever Technical Information is required to provide these services, products, or parts, to the extent AT&T is able to grant such licenses, in order to allow the carrier to obtain the service, part, or product in question from another source. The terms of any such license, including reasonable charges, shall be in accordance with reasonable and nondiscriminatory licensing procedures.

     C.   1.   When AT&T engages in development of new features
     and functions for use with AT&T Equipped Cellular Systems installed or contracted for prior to the date of this Final Judgment that, if successful, will be made available to two or more Cellular Carriers that are not affiliated with each other through substantial common ownership, AT&T shall disclose the enhancements to Cellular Carriers not affiliated with AT&T at the-same time as it discloses them to McCaw, any McCaw Cellular Systems, or any McCaw Minority Owned Cellular System, and shall make them available to Unaffiliated Cellular Infrastructure Equipment Customers at the same time as it makes them available to McCaw or any McCaw Minority Owned Cellular System.

          2. If AT&T develops for McCaw, a McCaw Cellular System, or a McCaw Minority Owned Cellular System, features or functions that are applicable only to McCaw or to that System because of its adjunct hardware and software or because of its specific operations or network, AT&T shall afford Unaffiliated Cellular Infrastructure Equipment Customers substantially the same opportunity to contract for such development work on substantially the same compensatory basis.

          3. If AT&T performs for McCaw, McCaw Cellular Systems, or McCaw Minority Owned Cellular Systems Proprietary Development, AT&T will be required to perform upon reasonable request Proprietary Development for Unaffiliated Cellular Infrastructure Equipment Customers under reasonable terms and conditions not less favorable to the Unaffiliated Cellular Equipment Customer than those provided to McCaw, McCaw Cellular Systems or McCaw Minority Owned Cellular Systems.

     D. If a Cellular Infrastructure Equipment Customer has deployed or contracted to deploy an AT&T Equipped Cellular System in whole or in substantial part prior to the date of entry of this Final Judgment, and if that Cellular Infrastructure Equipment Customer wishes to redeploy AT&T Cellular Infrastructure Equipment or replace or supplement the AT&T Equipped Cellular System with another manufacturer's switching, cell site and other Cellular Infrastructure Equipment in whole or in part, AT&T shall

          1. provide the Cellular Infrastructure Equipment Customer with such technical assistance and cooperation as may be reasonably necessary in order for the Customer both to accomplish such replacement or redeployment and to have the new manufacturer's equipment interoperate with AT&T products in that area or in an adjacent area, with AT&T providing this assistance in accord with reasonable pricing and business practices, including AT&T's right to receive reasonable compensation for such services and its right not to be required for these purposes to provide competing equipment suppliers with proprietary information that is not necessary to allow the interoperation of AT&T and non-AT&T equipment; and

          2. waive any contractual requirements that it receive prior notice of, or must consent to, redeployment by any customer of AT&T Cellular Infrastructure Equipment to a new location. In the event of deployment or sale, the Cellular Infrastructure Equipment Customer or new purchaser will succeed to the original purchaser's warranty, license, and other contractual rights, and AT&T's obligations under Sections V.A, V.B, V.C, and V.D of this Final Judgment shall apply to any new purchaser as if it had been the original purchaser.

     E. In the event that the United States, in its sole and unreviewable discretion, determines that AT&T has violated any of its duties under Sections V.A through V.D of this Final Judgment to an Unaffiliated Cellular Carrier in any area where that Unaffiliated Cellular Carrier competes with McCaw or a McCaw Minority Owned Cellular System, and where the Unaffiliated Cellular Carrier has deployed or contracted to deploy an AT&T Equipped Cellular System prior to the date of entry of this Final Judgment, AT&T shall be required to offer to buy back the AT&T Cellular Infrastructure Equipment hardware purchased or contracted for by that Unaffiliated Cellular Carrier for use in that Cellular System prior to the date of the entry of this Final Judgment, at their original purchase prices, less depredation as calculated on a straight line basis over a period of ten years for switches and eight years for all other hardware, to offer to refund the proportionate share of all monies paid for unused portions of any licenses for software to be used with such hardware, and to offer to release the Unaffiliated Cellular Equipment Customer from future obligations relating to Cellular Infrastructure Equipment deployed in such Cellular System. The United States may, in its sole discretion, appoint an independent fact-finder to conduct the investigation or factual determination of any issue raised in connection with any alleged violation, reserving to the United States the right to make a final determination. In the event of any such appointment, the losing party (i.e., the customer or AT&T) shall pay all costs and fees of the fact-finder. In stipulating to the entry of this Final Judgment, AT&T has irrevocably waived any right it may have to appeal, contest or otherwise challenge any adverse determination of the United States pursuant to this Section V.E.

                                    VI.

                         APPLICABILITY AND EFFECT

     The provisions of this Final Judgment, applicable to each defendant, shall be binding upon said defendants, their successors and assigns, officers, agents, servants, employees, and attorneys, and upon those persons in active concert or participation with each defendant who receive actual notice of this Final Judgment by personal service or otherwise. Each defendant and each person bound by the prior sentence shall cooperate in ensuring that the provisions of this Final Judgment are carried out. Neither this Final Judgment nor any of its terms or provisions shall constitute any evidence against, an admission by, or an estoppel against any party. The effective date of this Final Judgment shall be the date upon which it is entered.

                                   VII.

                                COMPLIANCE

     A.   1.   AT&T will file plans for the implementation of the
     provisions of this Final Judgment with the United States Department of Justice not later than 90 days after the Final Judgment's entry. AT&T shall file a Structural Separation implementation plan describing its implementation of the provisions of Sections III and V.A.4; an Equal Access implementation plan for each McCaw Cellular System, describing its implementation of Section IV; and a Nonpublic Information implementation plan, describing its implementation of Section V.A.

          2.   AT&T shall supplement the plans required by
     Section VII.A.1 as necessary to describe the implementation of Equal Access in subsequently acquired Cellular Systems, and to describe significant changes in the matters reflected in the plans.

          3. The plans shall be effective 90 days after filing with the Department, unless disapproved by the Department by written notice to AT&T, identifying the manner in which the plan is insufficient. The Department may in its discretion approve a plan in fewer than 90 days. In the absence of an effective plan, AT&T shall be enjoined as follows:

               a. In the absence of an effective Separation plan, AT&T shall comply with Section III of this Final
          Judgment without modification, and shall not perform
          Proprietary Development for McCaw.

               b. In the absence of an effective Equal Access plan, AT&T may not provide Interexchange Services to customers of McCaw Cellular Systems, except under arrangements that prevailed prior to the merger.

               c. In the absence of an effective Nonpublic Information plan, AT&T shall not sell Cellular Infrastructure Equipment to McCaw or McCaw Minority Owned Cellular Systems, except that AT&T may sell Cellular Infrastructure Equipment to such Cellular Systems if they were AT&T Equipped Cellular Systems prior to the commencement of this action.

     B. The defendants are ordered and directed to advise their officers and other management personnel with significant responsibility for matters addressed in this Final Judgment of their obligations hereunder. AT&T shall undertake the following with respect to each such officer or management employee;

          1. The distribution to them, within 30 days of entry of this Final Judgment, or within 30 days of a person's becoming an officer or other management personnel with significant responsibility for matters addressed in this Final Judgment of a written directive setting forth AT&T's policy regarding compliance with this Final Judgment, with such directive to include: (a) an admonition that noncompliance with such policy and this Final Judgment will result in appropriate disciplinary action, which may include dismissal; and (b) advice that AT&T's legal advisors are available at all reasonable times to confer with such persons regarding any compliance questions or problems;

          2. The imposition of a requirement that each of them sign and submit to AT&T a certificate in substantially the following form:

          The undersigned hereby (1) acknowledges receipt of a copy of the 1994 United States v. AT&T Corp. Final Judgment and a written directive setting forth AT&T's policy regarding compliance with such Final Judgment,
          (2) represents that the undersigned has read such Final Judgment and directive and understands those provisions for which the undersigned has responsibility, (3) acknowledges that the undersigned has been advised and understands that noncompliance with such policy and Final Judgment will result in appropriate disciplinary measures determined by AT&T, which may include dismissal, and (4) acknowledges that the undersigned has been advised and understands that non-compliance with the Final Judgment may also result in conviction for contempt of court and imprisonment and/or fine.

                                   VIII.

                                VISITATION

     A. For the purpose of determining or securing compliance with this Final Judgment, and subject to any legally recognized privilege, from time to time:

          1. Upon written request of the Attorney General or of the Assistant Attorney General in charge of the Antitrust Division, and on reasonable notice to a defendant, made to its principal office, duly authorized representatives of the Department of Justice shall be permitted access during office hours of such defendant to depose or interview officers, employees, or agents, and inspect and copy all books, ledgers, accounts, correspondence, memoranda and other records and documents in the possession or under the control of such defendant, who may have counsel present, relating to any matters contained in this Final Judgment; and

          2. Upon the written request of the Attorney General or of the Assistant Attorney General in charge of the Antitrust Division made to a defendant's principal office, such defendant shall submit such written reports, under oath if requested, with respect to any of the matters contained if this Final Judgment as may be requested.

     B. No information or documents obtained by the means provided in this section shall be divulged by any representative of the Department of Justice to any person other than a duly authorized representative of the Executive Branch of the United States or the Commission, except in the course of legal proceedings to which the United States is a party, or for the purpose of securing compliance with this Final Judgment, or as otherwise required by law.

     C. If at the time information or documents are furnished by a defendant to plaintiff, such defendant represents and identifies in writing the material in any such information or documents to which a claim of protection may he asserted under Rule 26(c)(7) of the Federal Rules of Civil Procedure, and said defendant marks each pertinent page of such material, "Subject to claim of protection under Rule 26(c)(7) of the Federal Rules of Civil Procedure," then 10 days' notice shall be given by plaintiff to such defendant prior to divulging such material in any legal proceeding (other than a grand jury proceeding) to which that defendant is not a party.

                                    IX.

                         RETENTION OF JURISDICTION

     Jurisdiction is retained by this Court for the purpose of enabling any of the parties to this Final Judgment to apply to this Court at any time for such further orders or directions as may be necessary or appropriate for the construction or carrying out of this Final Judgment, for the modification of any of the provisions hereof for the enforcement of compliance herewith, and for the punishment of any violation hereof.

                                    X.

                               MODIFICATION

     A. If BOC Wireless Systems are relieved in whole or in part of any or all of the comparable equal access or nondiscrimination obligations of the MFJ as a result of legislation, judicial orders, or agency orders that vacate, modify, supersede, or interpret the provisions of the MFJ, the provisions of Article IV of this Final Judgment shall be modified or vacated to provide the same relief to AT&T or McCaw upon their showing that competitive conditions do not require a different obligation for AT&T and McCaw and that this modification is equitable and in the public interest.

     B. If AT&T or McCaw seeks modification or removal of the provisions of this Final Judgment upon grounds that include a showing either (1) that enhanced specialized mobile radio services, personal communications services licensed in the 1.8 to
2.1 GHz band, or other services have developed as effective competitive alternatives to the cellular services in existence at the time of entry of the Final Judgment, or (2) that there have been other changes or developments affecting a relevant market, AT&T and McCaw will be entitled to modification of the provisions of Article IV or Article V of this Final Judgment if it shows that intervening changes have made the retention of the provision inequitable, irrespective of whether the intervening changes or developments had been foreseen or were foreseeable when the Final Judgment was entered. AT&T and McCaw have stipulated that they will not move for any modification of this Final Judgment, except with the consent of the United States, for eighteen months following the date of the commencement of this action.

                                    XI.

                                EXPIRATION

     The provisions of this Final Judgment, to the extent they remain in effect, shall expire on the date ten years after its entry.

                                   XII.

                              PUBLIC INTEREST

     Entry of this Final Judgment is in the public interest.


                                   --------------------------
                                   U.S.D.J.